UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 23, 2015

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2015, West Corporation (“West” or the “Company”) issued a press release announcing receipt of lender commitments for an amendment to its Credit Agreement (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

On November 24, 2015, West, certain domestic subsidiaries of West, as subsidiary borrowers, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and the Designated Lender (as defined in the Sixth Amendment (as defined below)), modified the Company’s senior secured credit facilities (“Senior Secured Credit Facilities”) by entering into Amendment No. 6 to Amended and Restated Credit Agreement (the “Sixth Amendment”), amending the Company’s Amended and Restated Credit Agreement, dated as of October 5, 2010, by and among West, certain domestic subsidiaries of West, as subsidiary borrowers, Wells Fargo, as administrative agent, and the various lenders party thereto, as lenders (as previously amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 15, 2012, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 24, 2012, Amendment No. 3 to Amended and Restated Credit Agreement; Amendment No. 1 to Guarantee Agreement, dated as of February 20, 2013, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 24, 2014 and Amendment No. 5 to Amended and Restated Credit Agreement, dated as of July 1, 2014, and as amended by the Sixth Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement provides for the issuance of $250 million aggregate principal amount of Term B-11 term loans due 2021 (the “2021 Maturity Term Loans”), the proceeds of which were used as of the date of issuance, together with cash on hand, to retire in full the $250 million remaining outstanding on the Term B-9 term loans due July 2016.

The 2021 Maturity Term Loans will mature on November 24, 2021, and the interest rate margins applicable to the 2021 Maturity Term Loans are 3.50%, for LIBOR rate loans, and 2.50%, for base rate loans. The Amended Credit Agreement also provides for interest rate floors applicable to the 2021 Maturity Term Loans. The interest rate floors are 0.75%, for LIBOR rate loans, and 1.75%, for base rate loans.

The Amended Credit Agreement also provides for a soft call option applicable to the 2021 Maturity Term Loans. The soft call option provides for a premium equal to 1.0% of the amount of the repricing payment, in the event that, on or prior to the six month anniversary of the effective date of the Sixth Amendment, West or its subsidiary borrowers enter into certain repricing transactions.

In connection with the Sixth Amendment, the Company incurred refinancing expenses of approximately $4.6 million of fees and expenses.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 6 to Amended and Restated Credit Agreement, dated as of November 24, 2015, by and among West Corporation, the Subsidiary Borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent and the Designated Lender, to the amended and restated credit agreement, dated as of October 5, 2010, by and among West Corporation, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated November 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: November 24, 2015	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer